Exhibit 10.11

RDA HOLDING CO.
AMENDMENT No. 1 to STOCKHOLDERS AGREEMENT

This AMENDMENT No. 1, dated as of July 19, 2010 (this “Amendment”), amends the terms of the Stockholders Agreement dated as of February 19, 2010 among RDA Holding Co. (the “Company”), and the Stockholders, the Warrantholders and such other Persons, if any, that from time to time become parties thereto pursuant to the terms thereof (the “Stockholders Agreement”).  Each capitalized term used and not defined herein shall have the meaning ascribed to it in the Stockholders Agreement.

WHEREAS, pursuant to Section 5.5 of the Stockholders Agreement, the Company and Stockholders beneficially owning a majority of the outstanding shares of Common Stock beneficially owned by all Stockholders wish to amend the Stockholders Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the above premises, and for the purpose of memorializing the amendments to the Stockholders Agreement, each of the parties agrees as follows:

1.             Amendment.  The Stockholders Agreement is hereby amended as follows:

(a)           The last sentence of Section 3.1 of the Stockholders Agreement, regarding certain additional information to be included in Company reports, is hereby deleted.

(b)           The language in the first sentence of Section 3.1 of the Stockholders Agreement regarding the last sentence of Section 3.1 is hereby deleted, such that the first sentence of Section 3.1 of the Stockholders Agreement is hereby amended and restated as follows:

“3.1 Financial Reports.  Until the Company becomes subject to the reporting requirements of the Exchange Act, the Company shall provide each of the Stockholders, other than any Management Stockholder or Director Stockholder, and Warrantholders with (1) if the Company is required to provide to its (or its Subsidiaries’) senior lender or holders of debt securities annual, quarterly and monthly financial reports, then such reports (at the same time as provided to such senior lenders or holders of debt securities, as applicable); provided that the Company shall not be required to provide monthly financial reports to the Warrantholders or (2) if not so required, then:”

(c)           The last clause of Section 3.3(b) of the Stockholders Agreement regarding the last sentence of Section 3.1 is hereby deleted, and a new sentence regarding public conference calls is added to the end of Section 3.3(b), such that Section 3.3(b) of the Stockholders Agreement is hereby amended and restated as follows:

“(b)  At least once per fiscal quarter, promptly following the Company’s provision of financial reports required by Section 3.1, the Company shall host a conference call (with a question and answer period) with the Chief Financial Officer of the Company and such other members of senior management of the Company as the Company deems appropriate and the Stockholders to discuss the performance of the business, strategic alternatives and other issues as the Eligible Stockholders may reasonably request.  No Stockholder who is a Company Competitor or an Affiliate of a Company Competitor shall be permitted to participate in this conference call.  In addition, if the Company holds a public conference call conducted with the Company’s Chief Financial Officer and the Company’s senior lenders or holders of debt securities following the release of financial information for a given quarter for the purpose of reviewing such financial information, all Stockholders shall be invited to attend such call through the issuance of a press release announcing the time and date of such conference call and providing instructions to obtain access to such call.”

2.             Confirmation of Stockholders Agreement.  The Stockholders Agreement, as amended and modified as set forth herein, is hereby confirmed and ratified and shall remain in full force and effect in accordance with its terms.

3.             Representations and Warranties of Stockholders.  Each Stockholder executing this Amendment represents and warrants that (i) it is the beneficial owner of the number of shares of Common Stock set forth under such Stockholder’s name on the signature page of this Amendment and (ii) it has full power and authority to enter into this Amendment and that this Amendment is a legally valid and binding obligation of such Stockholder.

4.             Counterparts.  This Amendment may be executed in two or more counterparts (including by means of facsimile or electronically transmitted signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

RDA HOLDING CO.

By:	/s/ Thomas A. Williams
Name:	Thomas A. Williams
Its:	Senior Vice President and
Chief Financial Officer

[Signature Page to Amendment to Stockholders Agreement]

STOCKHOLDER:

Number of Shares Beneficially Owned:	Legal Name:

shares	By:
Its:

[Signature Page to Amendment to Stockholders Agreement]\